Exhibit 1.1

EDAP TMS S.A.

8,425,000 American Depositary Shares

Representing

8,425,000 Ordinary Shares

(Nominal Value €0.13 per share)

UNDERWRITING AGREEMENT

August 11, 2026

TD SECURITIES (USA) LLC

MIZUHO SECURITIES USA LLC

As Representatives of the several

Underwriters named in Schedule I hereto

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

EDAP TMS S.A., a société anonyme organized under the laws of France (the “Company”) proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of (i) 8,425,000 ordinary shares of the Company, nominal value €0.13 per share (each, an “Ordinary Share”), represented by an aggregate of 8,425,000 American Depositary Shares (the “ADSs”), each ADS representing the right to receive pursuant to the Deposit Agreement (as defined below) one Ordinary Share (the “Firm Securities”), and, (ii) at the option of the Representatives (as defined below), up to an additional 1,263,750 Ordinary Shares represented by an aggregate of 1,263,750 ADSs (the “Option Securities”), pursuant to this Underwriting Agreement (this “Agreement”). The Firm Securities and, if and to the extent such option is exercised, the Option Securities, are collectively referred to as the “Securities.”

The Securities will be issued by way of a capital increase without preferential subscription rights for existing shareholders under the provisions of Article L. 225-136 of the French Commercial Code, pursuant to the 17th, 22nd and 25th resolutions of the Company’s combined general shareholders’ meeting held on June 26, 2026.

The ADSs delivered to the Underwriters hereunder shall be evidenced by American Depositary Receipts (“ADRs”) issued pursuant to the Deposit Agreement (the “Deposit Agreement”) dated as of July 31, 1997 and amended and restated as of April 7, 2008, by and among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and all owners and beneficial owners from time to time of the ADRs.

The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom TD Securities (USA) LLC and Mizuho Securities USA LLC are acting as representatives (the “Representatives”). To the extent there are no additional Underwriters named in Schedule I hereto other than the Representatives, the term Underwriters, as used herein, shall mean the Representatives, as the only Underwriters.

1.             Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-294597) under the Securities Act of 1933, as amended (the “Securities Act” or “Act”) and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder, and such amendments to such registration statement as may have been required to the date of this Agreement. Such registration statement has been declared effective by the Commission. Each part of such registration statement, including the amendments, exhibits and any schedules thereto, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations, as of the time the Registration Statement became effective, is herein called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.

The prospectus included in the Registration Statement in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented), that describes the Securities and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final prospectus supplement (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such respective prospectus.

For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto, “EDGAR”. All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that is deemed to be incorporated therein by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.

2.             Representations and Warranties of the Company.

(a)            Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as of the date hereof and as of the First Closing Date and the Option Closing Date (each as defined below) that:

(i)                Registration Statement and Prospectuses. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or is pending or, to the knowledge of the Company, threatened by the Commission. As of the time each part of the Registration Statement (or any post-effective amendment thereto) became or becomes effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Company meets the requirements for use of Form S-3 under the Securities Act, and the Rules and Regulations of the Commission thereunder. The Registration Statement and any post-effective amendment thereto has become effective under the Securities Act and meets the requirements of the Securities Act and the Rules and Regulations of the Commission. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any part thereof is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission. The proposed offering of the Securities may be made pursuant to general Instruction I.B.1 of Form S-3.

(ii)                Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date or at the Option Closing Date, contained, contains or will contain, as the case may be, an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any Issuer Free Writing Prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Option Closing Date, included, includes or will include, as the case may be, an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package, the Prospectus (or any supplement thereto) or any Issuer Free Writing Prospectus made in reliance upon, and in conformity with, written information furnished to the Company by you, or by the Representatives on behalf of the Underwriters, specifically for use in the preparation of such document, it being understood and agreed that such information consists solely of the information described as such in Section 6(e). There are no contracts or other documents required to be described in the Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement which have not been described or filed as required.

Each reference to an “Issuer Free Writing Prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus dated August 11, 2026, any free writing prospectus set forth on Schedule II and the information on Schedule III, all considered together.

Each reference to a “Free Writing Prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means 7:30 p.m. (Eastern time) on the date of this Agreement.

(iii)              Registration statements on Form F-6 (File No. 333-07314 and File No. 333-176843) in respect of the Company’s American Depositary Shares have been filed with the Commission and have been declared by the Commission to be, or have otherwise become, effective; other than the post-effective amendment to the registration statement (File No. 333-07314) filed on March 27, 2008, no other document with respect to such registration statements has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statements has been issued and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statements, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, each being hereinafter called an “ADS Registration Statement”); and each ADS Registration Statement when it became effective conformed, and any further amendments thereto did conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iv)              Issuer Free Writing Prospectuses. (A) Any Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(e).

(B)              (1) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (2) at the date hereof, the Company was not, is not and will not be (as applicable) an “ineligible issuer,” as defined in Rule 405 under the Securities Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Rules and Regulations without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer, nor an “excluded issuer” as defined in Rule 164 under the Securities Act.

(C)              Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times to the Time of Sale at which the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.

(v)              Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule V hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B under, the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package, complied in all material respects with the Act, and when taken together with the Time of Sale Disclosure Package as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(v)               No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xvii) of this Agreement and, except as set forth on Schedule V, the Company has not made and will not make any communication relating to the Securities that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(v) of this Agreement.

(vi)              Financial Statements. The consolidated financial statements of the Company, together with the related notes thereto, set forth or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present, in all material respects, the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with United States generally accepted accounting principles (“GAAP”) consistently applied throughout the periods involved; the supporting schedules included in the Registration Statement, if any, present fairly in all material respects the information required to be stated therein; all non-GAAP financial information (as defined in the Rules and Regulations) included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies in all material respects with the applicable requirements of Regulation G and Item 10 of Regulation S-K under the Act; and there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, KPMG S.A., which has expressed its opinion with respect to the financial statements and related notes filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vii)             Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares due to the issuance of shares upon the exercise of outstanding options or warrants, the conversion of convertible securities, or the issuance of shares under the Restricted Stock Unit (Free Share) Plan), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of options under existing equity incentive plans and vesting of free shares outstanding but not vested as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus), of the Company or any of its subsidiaries, or any Material Adverse Effect. “Material Adverse Effect” shall mean (i) any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), operations, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) any development that would render the Company unable to perform its obligations under this Agreement, including the issuance and sale of the Ordinary Shares, the deposit of the Ordinary Shares with the Depositary against the issuance of the ADSs, or to consummate the transactions contemplated in the Time of Sale Disclosure Package and the Prospectus.

(viii)            Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary, except for any such failure to so qualify as would not, individually or in the aggregate, result in a Material Adverse Effect. The subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 are the only “significant subsidiaries” of the Company (as such term is defined in Regulation S-X (Rule 102(w)).

(ix)              Absence of Proceedings. There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any of its subsidiaries is a party or (b) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, individually or in the aggregate, would result in any Material Adverse Effect. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(x)                Disclosure of Legal Matters. There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.

(xi)               Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by United States federal or state securities laws or applicable French law, and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and subject to general principles of equity (the “Enforceability Exceptions”). The Deposit Agreement was duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to the Enforceability Exceptions, and upon deposit of Ordinary Shares in respect of the ADSs in accordance with the provisions of the Deposit Agreement, and upon issuance by the Depositary of the ADSs and ADRs evidencing the ADSs, such ADSs and ADRs will be duly and validly issued and the persons in whose names the ADRs are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement, the ADSs and the ADRs conform in all material respects to the descriptions thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s By-laws (Statuts) or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) and (C) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or the Deposit Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Ordinary Shares by the Company and the issuance of the ADSs upon the deposit of the Ordinary Shares with the Depositary, except such as may be required under the Act, the rules of the Financial Industry Regulatory Authority (“FINRA”) or United States state or non-United States securities, or blue sky, laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance of the Ordinary Shares, and sale of the ADSs as contemplated by this Agreement. Unless otherwise disclosed in the opinion of counsel for the Company referred to in Section 5(e) hereof, to ensure the legality, validity, enforceability or admissibility into evidence in France of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in France (other than court filings in the normal course of proceedings) or that any documentary, stamp, registration tax or duty or other similar taxes or duties in France be paid on or in respect of this Agreement or the Deposit Agreement or any other documents to be furnished hereunder; provided that, as a general rule, any document in a language other than French must be translated into French by an official sworn translator if it is to be submitted as evidence in any action or proceedings before a French court or public body or used for any purpose (including registration) with public bodies. Notwithstanding the foregoing, the payment by the Company of any expenses, commissions and indemnities due pursuant to this Agreement and the Deposit Agreement shall remain subject to applicable French tax laws, including value added tax, which the Company shall pay (in addition to and at the same time as paying the amount on which it applies), to the extent such VAT is chargeable otherwise than by way of reverse charge.

(xii)             Capitalization; the Securities; Registration Rights. All of the issued and outstanding share capital of the Company is duly authorized and validly issued, fully paid, has been issued in compliance with all applicable federal and state and foreign securities laws, were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities that have not been validly waived; the Securities which may be sold hereunder by the Company have been duly authorized and, when the Ordinary Shares have been issued, delivered and paid for in accordance with the terms of this Agreement, the Ordinary Shares will have been validly issued and will be fully paid; and the share capital of the Company, including the Ordinary Shares, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any securities pursuant to the Company’s By-laws (Statuts) or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, other than any preemptive rights that have been validly waived; and (B) neither the filing of the Registration Statement nor the offering or sale of the ADSs as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Ordinary Shares, ADSs or other securities of the Company (collectively, “Registration Rights”) and (C) any person to whom the Company has granted Registration Rights has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Ordinary Shares, when issued and delivered against payment therefor, may be freely deposited by the Company with the Depositary against issuance of ADSs and ADRs evidencing the ADSs; the ADSs, when issued and delivered against deposit of the Ordinary Shares, will be freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; and there are no restrictions on subsequent transfers of the Ordinary Shares or the ADSs under the laws of France or the United States, except as described in the Time of Sale Disclosure Package. Under the laws of France, each holder of ADSs and ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The Company’s ADSs representing Ordinary Shares conform in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(xiii)             Stock Options. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, free shares outstanding but not vested, restricted stock units, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The description of the Company’s stock option, stock bonus, restricted stock unit (Free Share) plan and other stock plans or arrangements (the “Company Stock Plans”), and the options, other rights, arrangements or instruments granted thereunder (collectively, the “Options”), set forth in the Time of Sale Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, rights and instruments. Each grant of an Option (A) was duly authorized no later than the date on which the grant of such Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or pursuant to a duly made delegation of authority therefrom) and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto and (B) was made in accordance with the terms of the applicable Company Stock Plan, and all applicable laws and regulatory rules or requirements, including all applicable U.S. federal securities laws.

(xiv)            Compliance with Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect: (i) the Company and its subsidiaries hold, and are operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any Governmental Authority or self-regulatory body required for the conduct of its business, as currently conducted (“Government Authorizations”) and all such Government Authorizations are valid and in full force and effect; and (ii) neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Government Authorizations or has reason to believe that any such Government Authorizations will not be renewed in the ordinary course; and (iii) the Company and its subsidiaries are in compliance with all applicable United States federal, state, and local and applicable foreign laws, regulations, orders and decrees.

(xv)             Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) (excluding for the purpose of this clause (xv), Intellectual Property (as defined below)) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, in each case, except (a) such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus and (b) such failures as would not, individually or in the aggregate, have a Material Adverse Effect. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries, taken as a whole.

(xvi)            Intellectual Property. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, to the knowledge of the Company, the Company and its subsidiaries own or otherwise possess, hold or have obtained valid and enforceable licenses or other rights, or can acquire on commercially reasonable terms, all Intellectual Property used in or necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or proposed to be conducted, in each case as described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, except for such failure as would not, individually or in the aggregate, result in a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, the Intellectual Property owned by or exclusively licensed to the Company or its subsidiaries has not been infringed, misappropriated or otherwise violated by any third parties; (B) there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ ownership of, or rights in or to, any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property exclusively licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and except as disclosed in the Registration Statement, the Time of Sale Disclosure Package, and the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (D) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries have infringed, misappropriated or otherwise violated any Intellectual Property or other proprietary rights of any third parties, neither the Company nor any of its subsidiaries have received any written notice of any such claim, and the Company is not aware of any other fact which would form a reasonable basis for any such claim, and, to the knowledge of the Company, the Company and its subsidiaries have not infringed, misappropriated or otherwise violated the Intellectual Property of any third party; (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, non-disclosure agreement or any restrictive covenant, in each case to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or its subsidiaries or actions undertaken by the employee while employed with the Company or its subsidiaries and which would form a reasonable basis for claims by such former employers that the Company or any of its subsidiaries infringe, misappropriate or otherwise violate any of their Intellectual Property, except as would not, individually or in the aggregate, result in a Material Adverse Effect; (F) to the knowledge of the Company, there is no prior act or public or commercial activity of which the Company is aware that may render any patent owned by or exclusively licensed to the Company or any of its subsidiaries invalid or that would preclude the issuance of any patent on any patent application owned by or exclusively licensed to the Company or any of its subsidiaries, which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (G) to the Company’s knowledge, all issued patents owned by or exclusively licensed to the Company or any of its subsidiaries are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application owned by or exclusively licensed to the Company or any of its subsidiaries; (H) to the Company’s knowledge, the Company and its subsidiaries have taken reasonable steps necessary to secure the interests of the Company and its subsidiaries in all Intellectual Property purported to be owned by the Company or its subsidiaries from all employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (I) to the Company’s knowledge, no government funding, facilities or resources of a university, college, other educational institution or research center was used in the development of any Intellectual Property that is owned or purported to be owned by the Company or any of its subsidiaries that would confer upon any governmental agency or body, university, college, other educational institution or research center any claim or right in or to any such Intellectual Property; and (J) the Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all Intellectual Property of the Company or any of its subsidiaries the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof and, to the Company’s knowledge, no such Intellectual Property has been disclosed other than to employees, representatives and agents of the Company or its subsidiaries all of whom are bound by written and enforceable confidentiality agreements. “Intellectual Property” shall mean all patents, trademarks, service marks, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, software, know-how and all other intellectual property in the United States and foreign jurisdictions (including all registrations and applications for registration of, and all goodwill associated with, the foregoing).

(xvii)           Health Care Authorizations. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (i) the Company has submitted and holds, or qualifies for applicable exemptions to, such valid and current registrations, approvals, clearances, licenses, certificates, authorizations or permits and any supplements or amendments thereto issued or required by the applicable state, federal or foreign regulatory agencies or bodies necessary to conduct their business, as currently conducted (“Permits”), including, without limitation, all such Permits required by the U.S. Food and Drug Administration (the “FDA”), the U.S. Department of Health and Human Services (“HHS”), the U.S. Centers for Medicare & Medicaid Services (“CMS”), the European Medicines Agency (“EMA”), Health Canada or any other comparable state, federal or foreign agencies or bodies to whose jurisdiction its business is subject, and (ii) the Company has not received any written notice of proceedings relating to the revocation or modification of, or non-compliance with, any such Permit.

(xviii)          Clinical Trials. The studies and clinical trials conducted by or on behalf of, or sponsored by, the Company, in all material respects, that are described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or the results of which are referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, were and, if still pending, such studies and applicable clinical trials are being conducted in all material respects in accordance with (i) the clinical protocols, procedures and controls and, where applicable, accepted professional and scientific standards with respect thereto and (ii) applicable statutes, rules and regulations of the FDA, the EMA, Health Canada and other comparable regulatory agencies outside of the U.S. to which they are subject, and the descriptions of the results of such studies and clinical trials contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus do not contain any misstatement of a material fact or omit a material fact necessary to make such statements not misleading. The Company has no knowledge of any studies or clinical trials conducted by or on behalf of Company or sponsored by Company, which are not described in the Disclosure Package and the Prospectus and the results of which reasonably call into question in any material respect the results of the clinical trials described in the Registration Statement, the Time of Sale Disclosure Package or Prospectus; and the Company has not received any written notices or other written correspondence from the FDA, EMA, Health Canada or any other foreign, state or local governmental body exercising comparable authority or any Institutional Review Board or comparable authority requiring or threatening the termination, suspension or material modification of any clinical trials conducted by or on behalf of, or sponsored by, the Company and, to the Company’s knowledge, there are no reasonable grounds for the same. Except as would not, individually or in the aggregate, have a Material Adverse Effect, there has not been any violation of law or regulation by the Company in its respective product development efforts, submissions or reports to any regulatory authority that could reasonably be expected to require investigation, corrective action or enforcement action.

(xix)            Compliance with Health Care Laws. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and, to the Company’s knowledge, its directors, employees and agents (while acting in such capacity) are and at all times have operated in compliance with, all health care laws applicable to the Company, or any of its products or activities, including, but not limited to, to the extent applicable, the federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a(a)(5)), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Stark law (42 U.S.C. Section 1395nn), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.) as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), the exclusion laws (42 U.S.C. Section 1320a-7), the Federal Food, Drug, and Cosmetic Act (21 U.S.C. Section 301 et seq.), the Controlled Substances Act (21 U.S.C. Section 801 et seq.), the Public Health Service Act (42 U.S.C. Section 201 et seq.), the Clinical Laboratory Improvement Amendments of 1988 (42 U.S.C. Section 263a), Medicare (Title XVIII of the Social Security Act), Medicaid (Title XIX of the Social Security Act), and the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated pursuant to such laws, and any other state, federal or foreign law or regulation, which imposes requirements on manufacturing, development, testing, labeling, advertising, marketing, promotion, distribution, reporting, kickbacks, patient or program charges, recordkeeping, claims process, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing, medical device products and related technologies (collectively, “Health Care Laws”). The Company has not received any written notification, correspondence or any other written or oral communication of any pending or threatened claim, suit, proceeding, hearing, enforcement action, investigation, arbitration or other action from any regulatory authority, including, without limitation, the FDA, the EMA, Health Canada, the U.S. Federal Trade Commission, the U.S. Drug Enforcement Administration (“DEA”), CMS, HHS’s Office of Inspector General, the U.S. Department of Justice and state Attorneys General or similar agencies of any alleged non-compliance by, or liability of, the Company under any Health Care Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, result in a Material Adverse Effect. The statements with respect to Health Care Laws and the Company’s compliance therewith included in the Preliminary Prospectus, in the Time of Sale Disclosure Package and in the Prospectus fairly summarize the matters therein described.

(xx)              Post-Market Reporting Obligations. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company is complying with all applicable regulatory post-market reporting obligations, including, without limitation, the FDA’s adverse event reporting requirements and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States.

(xxi)            Healthcare Product Manufacturing; No Shutdowns or Prohibitions. (i) The manufacture of the Company’s and its subsidiaries’ products and product candidates by or on behalf of the Company and its subsidiaries is being conducted in compliance in all material respects with all applicable Health Care Laws, including, without limitation, the FDA’s current good manufacturing practice regulations at 21 CFR Part 820, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States; (ii) neither the Company nor, to Company’s knowledge, any third party clinical laboratory or manufacturing site utilized by the Company has received an order from a regulatory authority prohibiting manufacture of the Company’s products or suspending the import or export of any of Company’s products; (iii) neither the Company, nor to the Company’s knowledge, any third party clinical laboratory or manufacturing site utilized by Company has received any FDA Form 483 or other governmental authority notice of inspectional observations, “warning letters,” “untitled letters,” requests to make material changes to the Company’s products, processes or operations, or similar correspondence or notice from the FDA or other governmental authority alleging or asserting material noncompliance with any applicable Health Care Laws; and (iv) to the Company’s knowledge, neither the FDA nor any other governmental authority is considering such action.

(xxii)            No Safety Notices. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there have been no recalls, field notifications, field corrections, market withdrawals or replacements, warnings, “dear doctor” letters, investigator notices, safety alerts or other notice of action relating to an alleged lack of safety, efficacy, or regulatory compliance of the Company’s products (“Safety Notices”) and (ii) to the Company’s knowledge, there are no facts that would be reasonably likely to result in (x) a Safety Notice with respect to the Company’s products or services, (y) a change in labeling of any the Company’s respective products or services, or (z) a termination or suspension of marketing or testing of any the Company’s products or services.

(xxiii)          No Violations or Defaults. The Company is not (i) in violation of its respective articles of association, charter or by-laws (or similar organizational documents), (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, that has not been duly waived, or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxiv)          Taxes. The Company and its subsidiaries have timely filed all United States federal, state and local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith or to the extent that the failure to so pay or file would not result in a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxv)           Exchange Listing and Exchange Act Registration. The ADSs and the underlying ordinary shares of the Company are registered pursuant to Section 12(b) of the Exchange Act and the ADSs are included for listing on The Nasdaq Global Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the ADSs or the underlying ordinary shares of the Company under the Exchange Act or delisting the ADSs representing underlying ordinary shares of the Company from The Nasdaq Global Market, nor has the Company received any written notification that the Commission or The Nasdaq Global Market is contemplating terminating such registration or listing. The Company has complied in all material respects with the applicable requirements of The Nasdaq Global Market for maintenance of inclusion of the ADSs representing underlying ordinary shares of the Company thereon. To the Company’s knowledge, it is in compliance with all applicable listing requirements of The Nasdaq Global Market. Except as set forth in the Time of Sale Disclosure Package and the Prospectus, to the knowledge of the Company, no beneficial owners of the Company’s capital stock or subordinated debt who, together with their associated persons and affiliates, hold in the aggregate 10% or more of such capital stock or subordinated debt, have any direct or indirect association or affiliate with a FINRA member.

(xxvi)          Ownership of Other Entities. Other than the subsidiaries of the Company listed on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity that constitute “significant subsidiaries” of the Company (as such term is defined in Regulation S-X (Rule 102(w)).

(xxvii)         Internal Controls. The Company and its subsidiaries make and keep accurate books and records and maintain a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in Extensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents in all material respects the information called for and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.

(xxviii)        No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxix)           Insurance. The Company and its subsidiaries carry, or are covered by, insurance from reputable insurers in such amounts and covering such risks as is reasonably believed by the Company to be adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all material policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(xxx)            Investment Company Act. The Company is not, and immediately after giving effect to the sale of the Securities and the issuance of the ADSs against the deposit of the Ordinary Shares in accordance with this Agreement and the application of proceeds as described in the Prospectus under the caption “Use of Proceeds,” will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxxi)           [Reserved].

(xxxii)          Incorporated Documents. The documents incorporated by reference in the Time of Sale Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Time of Sale Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxiii)         Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxiv)         Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxxv)          Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries, its controlled affiliates and any of their respective officers or directors, and, to the knowledge of the Company any of their respective supervisors, managers, agents, or employees, has not violated, its participation in the offering will not violate, and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with, each of the following laws: applicable anti-bribery laws of any jurisdiction to which the Company is subject, including, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other applicable law, rule or regulation of similar purposes and scope, or applicable anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 U.S. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any Executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

(xxxvi)         Sanctions.

    (A)       Neither the Company nor any of its subsidiaries, nor any of their directors or officers, nor, to the Company’s knowledge, any employee, agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1)           the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other sanctions authority with jurisdiction over the Company (collectively, “Sanctions”), nor

(2)           located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine (or any other Covered Region of Ukraine identified pursuant to Executive Order 14065), Cuba, Iran, North Korea and Syria (before July 1, 2025)) (each, a “Sanctioned Country”).

    (B)            Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1)            to fund or facilitate any activities or business of or with any individual or entity that is the subject of Sanctions in violation of Sanctions or in any country or territory that, at the time of such funding or facilitation, is a Sanctioned Country; or

(2)            in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

   (C)            Since April 24, 2019, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any individual or entity that at the time of the dealing or transaction is or was the subject of Sanctions in violation of Sanctions, or with any Sanctioned Country.

(xxxvii)       Compliance with Environmental Laws. Except as disclosed in the Time of Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, except for any such violation, contamination, liability or claim as would not, individually or in the aggregate, result in a Material Adverse Effect; and the Company is not aware of any pending investigation relating to a claim of a violation of any Environmental Laws. Neither the Company nor any of its subsidiaries currently anticipates incurring any capital expenditures relating to compliance with Environmental Laws that would result, individually or in the aggregate, in a Material Adverse Effect.

(xxxviii)       Compliance with Occupational Laws. The Company and its subsidiaries (A) are in compliance with all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all Governmental Authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) have received all permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) are in compliance with all terms and conditions of such permit, license or approval, except in the case of clause (A), (B) and (C), for such noncompliance, failure or violations as would not result, individually or in the aggregate, in a Material Adverse Effect. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, except, with respect to any of the foregoing, such as would not, individually or in the aggregate, result in a Material Adverse Effect, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(xxxix)          ERISA and Employee Benefits Matters. Except as would not result, individually or in the aggregate, in a Material Adverse Effect, (A) to the knowledge of the Company, no “prohibited transaction” as defined under Section 406 of ERISA or Section 4975 of the Code (as defined below) and not exempt under ERISA Section 408 and the regulations and published interpretations thereunder has occurred with respect to any Employee Benefit Plan. At no time has the Company or any ERISA Affiliate maintained, sponsored, participated in, contributed to or has or had any liability or obligation in respect of any Employee Benefit Plan (as defined below) subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA, or Section 412 of the Code or any “multiemployer plan” as defined in Section 3(37) of ERISA or any multiple employer plan for which the Company or any ERISA Affiliate has incurred or could incur liability under Section 4063 or 4064 of ERISA. No Employee Benefit Plan provides or promises, or at any time provided or promised, retiree health, life insurance, or other retiree welfare benefits except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law. Each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company, no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company or any ERISA Affiliate to any material tax, fine, lien, penalty or liability imposed by ERISA, the Code or other applicable law. Each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the Internal Revenue Service upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked; to the knowledge of the Company, nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) with respect to each Foreign Benefit Plan, such Foreign Benefit Plan (1) if intended to qualify for special tax treatment, meets, in all material respects, the requirements for such treatment, and (2) if required to be funded, is funded to the extent required by applicable law, and with respect to all other Foreign Benefit Plans, adequate reserves therefor have been established on the accounting statements of the applicable Company or subsidiary; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA, including, without limitation, all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (1) any current or former employee, director or independent contractor of the Company or its subsidiaries has any present or future right to benefits and which are contributed to, sponsored by or maintained by the Company or any of its respective subsidiaries or (2) the Company or any of its subsidiaries has had or has any present or future obligation or liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any member of the company’s controlled group as defined in Code Section 414(b), (c), (m) or (o); and “Foreign Benefit Plan” means any Employee Benefit Plan established, maintained or contributed to outside of the United States or which covers any employee working or residing outside of the United States.

(xl)              Business Arrangements. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any material agreement that adversely affects the exclusive right of the Company or such subsidiary to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

(xli)             Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would result in a Material Adverse Effect.

(xlii)            Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

(xliii)           Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects. To the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xliv)           Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xlv)            Cybersecurity. Except as would not, individually or in the aggregate, have a Material Adverse Effect, (a) the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (including, to the knowledge of the Company, those of their respective vendors as related to the business of the Company or its subsidiaries) (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, (b) the IT systems are free and clear, to the knowledge of the Company, of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, (c) the Company and its subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses (including all data of their respective employees, vendors (to the extent related to the business of the Company or its subsidiaries), customers, members and any other third-party data maintained by or on behalf of the Company and its subsidiaries), and (d) to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are in compliance in all material respects with all applicable laws and statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by GDPR (as defined below); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation.

(xlvi)           Compliance with Data Privacy Laws. The Company and its subsidiaries are in material compliance with all applicable data privacy and security laws and regulations, including without limitation, to the extent applicable, HIPAA, the Law No.78-17 of 6 January 1978 on Information Technologies, Data Files and Liberties and its application decrees, the ePrivacy directive and any national implementing law, and since May 25, 2018, the Company and its subsidiaries have been and currently are in material compliance with, the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply in all material respects with, and take commercially appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its subsidiaries have made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the knowledge of the Company, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. Neither the Company nor any subsidiary: (i) has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xlvii)          Dividends. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no approvals by any French regulatory authority are currently required in France in order for the Company to pay dividends or other distributions declared by the Company to the holders of the ADSs or the ordinary shares of the Company. Under current laws and regulations of France and any political subdivision thereof, any amount payable with respect to the ADSs or the shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company may be paid by the Company in United States dollars or euros and freely transferred out of France, and, except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no such payments made to the holders thereof or therein who are non-residents of France will be subject to income, withholding or other taxes under laws and regulations of France or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in France or any political subdivision or taxing authority thereof or therein.

(xlviii)         Effect of Certificates. Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(xlix)            No Immunity. Under the laws of France, the Company would not be entitled to invoke immunity from jurisdiction or immunity from execution in respect of any action arising out of its obligations under this Agreement or the Deposit Agreement.

(l)                Choice of Law. The courts of France would recognize and give effect to the choice of law provisions set forth in Section 15 hereof in accordance with and subject to the terms of the EC Regulation n° 593/2008 of the European Parliament and of the Council on the law applicable to contractual obligations dated 17 June 2008 ("Rome I Regulation"); provided, that the application of New York law is not found to be contrary to (a) French public policy rules or French overriding mandatory provisions (conception française de l'ordre public international or lois de police françaises) or (b) overriding mandatory provisions of the law of the country where the obligations arising out of this Agreement have to be performed, in so far as those overriding mandatory provisions render the performance of this Agreement unlawful.

(li)               U.S. Judgment. The courts of France will enforce final judgments of United States courts (a “U.S. Judgment”) obtained against the Company in connection with this Agreement under which a sum of money is payable, through an action of exequatur brought before the competent French court (subject to appeal against the exequatur order itself); provided, that such French court is provided with a French language version of this Agreement or relevant excerpts thereof to the extent required and both the original and a translation into French (by a sworn translator) of the U.S. Judgment and other relevant documents and provided the following conditions have been met (which conditions, under prevailing French case law, do not include a review by the French court of the merits of the foreign judgment): (i) the U.S. Judgment was rendered by a court having jurisdiction over the matter as the dispute is clearly connected to the jurisdiction of such court, the choice of the U.S. court was not fraudulent and the French courts did not have exclusive jurisdiction over the matter; (ii) the U.S. Judgment does not contravene the international public policy rules, both pertaining to the merits and to the procedure of the case, including the defense rights; (iii) the U.S. Judgment is not tainted with fraud; (iv) the U.S. Judgment is capable of being immediately enforced in the United States; and (v) the U.S. Judgment is not irreconcilable with a French judgment or a foreign judgment (or an arbitral award) which has become effective in France in the same or related matter.

(lii)              No Downgrade. The Company does not have any outstanding securities that have been rated by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act.

(liii)             Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the Preliminary Prospectus or the Prospectus that have not been described as required

(liv)            Outbound Investment Security Program. Neither the Company nor any of its subsidiaries is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209. Neither the Company nor any of its subsidiaries currently engages, or has plans to engage, directly or indirectly, in a “covered activity,” as that term is defined in in 31 C.F.R. § 850.208 (“Covered Activity”). The Company does not have any joint venture that engages in or plans to engage in any Covered Activity. The Company also does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons that engages or plans to engage in any Covered Activity.

3.             Purchase, Sale and Delivery of ADSs.

(a)           Firm Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Firm Securities to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each ADS shall be $4.75 (the “Purchase Price”). It is understood that the obligations of the Underwriters contained in this Agreement shall not constitute a performance guarantee (garantie de bonne fin) within the meaning of Article L. 225-145 of the French Commercial Code. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Firm Securities (to be adjusted by the Representatives to avoid fractional shares) which represents the same proportion of the number of Firm Securities to be sold by the Company pursuant to this Agreement as the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto represents to the total number of Firm Securities to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Securities specified in Schedule I.

At or prior to 9:00 a.m. New York City time on the third full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date”, payment of the full aggregate amount of the funds corresponding to the purchase and sale of the Firm Securities shall be made by the Representatives by wire transfer of immediately available funds to a specific bank account entitled “augmentation de capital” (the “Capital Increase Bank Account”) opened in the name of the Company with a relevant bank (the “Capital Increase Bank”), the details of which shall have been notified by the Company to the Representatives in writing at least two (2) business days prior to the First Closing Date. The Company will cause the Capital Increase Bank to issue the certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code subject to and upon receipt by such Capital Increase Bank of the full aggregate amount of the funds corresponding to the purchase and sale of the Firm Securities. On the First Closing Date, upon the issuance of the certificate required by Article L. 225-146 of the French Commercial Code, the Company will cause the Capital Increase Bank, or an alternative bank, to transfer from the Capital Increase Bank Account, or an alternative bank account, in each case at the discretion of the Company, to an account indicated by the Representatives and pay to the Underwriters at the direction of the Representatives (i) the product of $0.285 per ADS multiplied by the number of Firm Securities paid for by the Underwriters, plus (ii) the amount of expenses, if any, owing to the Underwriters as provided by this Agreement.

The Firm Securities will be delivered by the Company against payment therefor to the Depositary for issuance to you of the ADSs for the accounts of the several Underwriters.

(b)           Option Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company, with respect to 1,263,750 of the Option Securities hereby grants to the Representatives an option to purchase all or any portion of the Option Securities at the Purchase Price. The option granted hereunder may be exercised, once, in whole or in part at any time within 30 days after the effective date of this Agreement (the “Option Exercise Date”) upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Securities are to be registered; provided, however, that the Option Closing Date shall not be earlier than the First Closing Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of Option Securities to be purchased by the several Underwriters as the number of Firm Securities to be purchased by such Underwriter is of the total number of Firm Securities to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Securities shall be sold and delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.

At or prior to 9:00 a.m. New York City time on the third full business day following the Option Exercise Date, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as an “Option Closing” and “Option Closing Date,” respectively, payment of the full aggregate amount of the funds corresponding to the purchase and sale of the Option Securities shall be made by the Representatives by wire transfer of immediately available funds to Capital Increase Bank Account opened in the name of the Company with the Capital Increase Bank, the details of which shall have been notified by the Company to the Representatives in writing as soon as practicable after the Option Exercise Date. The Company will cause the Capital Increase Bank to issue the certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code subject to and upon receipt by such Capital Increase Bank of the full aggregate amount of the funds corresponding to the purchase and sale of the Option Securities. On the Option Closing Date, upon the issuance of the certificate required by Article L. 225-146 of the French Commercial Code, the Company will cause the Capital Increase Bank, or an alternative bank, to transfer from the Capital Increase Bank Account or an alternative bank account, in each case at the discretion of the Company, to an account indicated by the Representatives and paid to the Underwriters at the direction of the Representatives (i) the product of $0.285 per ADS multiplied by the number of Option Securities paid for by the Underwriters, plus (ii) the amount of expenses, if any, owing to the Underwriters as provided by this Agreement.

The Option Securities will be delivered by the Company against payment therefor to the Depositary for issuance to you of the ADSs for the accounts of the several Underwriters.

(c)            Delivery of the Securities. On the Closing Date and, as the case may be, on the Option Closing Date, immediately after issuance of the certificate (certificat du dépositaire des fonds) required by Article L. 225-146 of the French Commercial Code, Uptevia Corporate Trust shall transfer the Ordinary Shares corresponding to the Firm Securities (and, as the case may be, the Option Securities) to Société Générale, as custodian under the Deposit Agreement, for the account of the Depositary against issuance of ADRs evidencing ADSs in accordance with the Deposit Agreement. If the Representatives so elect, delivery of the ADSs may be made by credit through full fast transfer to the accounts at the Depositary Trust Company (“DTC”) designated by the Representatives. In the event that the ADSs are not delivered to the Representatives by 2:30 p.m., New York City time, on the First Closing Date (and on the Option Closing Date, if elected by the Representatives), the Company will use reasonable best efforts to cause the return of the full purchase price to the Representatives’ account with the Bank of New York, via same day funds by 9:30 a.m., New York City time on the next business day. The Company shall remain liable to the Representatives for the full amount of the purchase price and any costs associated with recovering the purchase price until the full amount has been received by the Representatives.

For the avoidance of doubt and notwithstanding anything herein to the contrary, the Company shall have no liability for costs associated with recovering the purchase price under this Section 3(c) to the extent any such non-delivery results from the acts, failures to act or omissions of any Underwriter.

(d)           Purchase by Representatives on Behalf of Underwriters. It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company, on behalf of any Underwriter for the ADSs to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

The Company acknowledges and agrees that the Underwriters may offer and sell the Securities to or through any affiliate of an Underwriter.

4.             Covenants of the Company.

(a)            The Company covenants and agrees with the several Underwriters as follows:

(i)                Required Filings. During the period beginning on the date hereof and ending on the date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 under the Securities Act), in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement including any Rule 462(b) Registration Statement), the Time of Sale Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representatives or counsel to the Underwriters reasonably object. Subject to this Section 4(a)(i), promptly following execution of this Agreement, the Company will prepare the Prospectus containing the Rule 430B Information and other selling terms of the ADSs, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Representatives and the Company may deem appropriate, and if requested by the Representatives, an Issuer Free Writing Prospectus containing the selling terms of the ADSs and such other information as the Company and the Representatives may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus and each Issuer Free Writing Prospectus.

(ii)                Notification of Certain Commission Actions. During the Prospectus Delivery Period, the Company shall promptly advise the Representatives in writing (A) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (B) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, (C) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any ADS Registration Statement or, in each case, any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or (E) of any proceedings to remove, suspend or terminate from listing or quotation the ADSs from any securities exchange upon which they are listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(iii)              Continued Compliance with Securities Laws. (A)  During the Prospectus Delivery Period, the Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the ADSs or the Ordinary Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representatives or counsel to the Underwriters to amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company promptly will (x) notify you of such untrue statement or omission, (y)  amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance, and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B)              If at any time during the Prospectus Delivery Period and following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) promptly will notify the Representatives of such conflict, untrue statement or omission, (y) will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission, and (z) promptly will notify you when such amendment or supplement was or is filed with the Commission where so required to be filed.

(iv)              Blue Sky Qualifications. The Company shall use reasonable best efforts to take or cause to be taken all necessary action to qualify the ADSs and the Ordinary Shares for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Ordinary Shares and the ADSs, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(v)               Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (which will, if so requested, include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi)              Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(vii)             Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will, subject to the two immediately following sentences, pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the ADSs, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), any ADS Registration Statement, the ADSs, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel reasonably incurred and documented in connection with the qualification of the ADSs for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the Custodian and any transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the ADSs (which filing fees and fees and disbursements of counsel shall not exceed $40,000), (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the ADSs, and (H) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. Notwithstanding the foregoing, the Company has agreed to reimburse the underwriters for documented expenses incurred by the Underwriters, including the fees and disbursements by Underwriters’ counsels, in an amount not to exceed $175,000 in the aggregate (inclusive of any fees reimbursed pursuant to subclause (E)). If this Agreement is terminated by the Representatives pursuant to Section 9(a)(i) or (ii) hereof or if the sale of the ADSs provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket accountable disbursements (including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the ADSs or in contemplation of performing their obligations hereunder, which amount shall not exceed $175,000 in the aggregate and shall be inclusive of, and not in addition to, the amounts payable under the immediately preceding sentence. For the avoidance of doubt, the Company will not pay or reimburse any costs, fees or expenses incurred by any Underwriter that defaults on its obligations to purchase the Securities.

(viii)            Use of Proceeds. The Company intends to apply the net proceeds from the sale of the ADSs to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus.

(ix)              Company Lock Up. The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, sell, contract to sell, pledge, grant any option to subscribe for or purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase ordinary shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, ordinary shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of ordinary shares or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of ordinary shares or such other securities, in cash or otherwise, other than (i) to the Underwriters pursuant to this Agreement, (ii) the issuance of any ADSs or ordinary shares of the Company upon the exercise of options or warrants or vesting of awards, free shares or restricted stock units granted under employee benefit plans, including the Restricted Stock Unit (Free Share) Plan, described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, (iii) the grant by the Company of awards under the Company’s employee benefits plans or other employee grants described in the Registration Statements, the Time of Sale Disclosure Package and the Prospectus, (iv) the filing of a registration statement on Form S-8 (or equivalent forms) in connection with an employee benefits plan, (v) the filing of a registration statement on Form F-6 (or equivalent forms) with respect to the Company’s existing ADR program, provided that the Company shall not deposit any ordinary shares with the Depositary for issuance of ADSs pursuant to such registration statement other than as otherwise permitted by this Agreement including pursuant to the other exceptions contained in this Section 4(a)(ix), and (vi) the issuance of ADSs or ordinary shares in connection with any joint venture, commercial or collaborative relationship or the acquisition or license by the Company of the securities, business, property or other assets of another person or entity, or pursuant to any employee benefit plan assumed by the Company in connection with any such acquisition; provided that (y) such ADSs or ordinary shares shall not in the aggregate exceed 5% of the Company's outstanding share capital immediately following the consummation of the offering contemplated by this Agreement and (z) the recipients thereof provide to the Representatives a signed agreement substantially in the form of the Lock-Up Agreement attached as Exhibit A hereto.

(x)                Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule IV. The Company will use its commercially reasonable efforts to enforce the terms of each Lock-Up Agreement.

(xi)               No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs, and has taken no action which would directly or indirectly violate Regulation M under the Exchange Act.

(xii)             SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii)            [Reserved].

(xiv)            Future Reports to the Representatives. During the period of five years hereafter, upon request, the Company will furnish to the Representatives, c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets, with a copy to CIBLegal@tdsecurities.com; and Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020, (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company furnished or made available generally to holders of its capital stock; provided, however, that the requirements of this Section 4(a)(xiv) shall be satisfied to the extent that such reports, statement, communications, financial statements or other documents are available on EDGAR.

(xv)             Internal Controls. During the Prospectus Delivery Period, the Company and its subsidiaries will use its best efforts to maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xvi)            Sarbanes-Oxley. During the Prospectus Delivery Period, the Company and its subsidiaries will use their respective best efforts to comply with all applicable provisions of the Sarbanes-Oxley Act.

(xvii)           Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, which shall not be unreasonably withheld, conditioned or delayed, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, which shall not be unreasonably withheld, conditioned or delayed, it has not made and will not make any offer relating to the ADSs that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company agrees not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of the Company that otherwise would not be required to be filed by the Company thereunder, but for the action of the Company. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and the Representatives, it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule V, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers with the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act.

(xviii)          Deposit. The Company agrees to deposit Ordinary Shares prior to the First Closing Date and the Option Closing Date, as applicable, with the Depositary in accordance with the provisions of the Deposit Agreement and otherwise to comply with the Deposit Agreement so that ADSs and ADRs evidencing Ordinary Shares will be executed (and, if applicable, countersigned) and issued by the Depositary against receipt of such Ordinary Shares and delivered to the Underwriters at the First Closing Date and the Option Closing Date, as applicable.

5.             Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Option Closing Date (each, a “Closing Date”) (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           Required Filings; Absence of Certain Commission Actions. If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your reasonable satisfaction.

(b)           Continued Compliance with Securities Laws. The Representatives shall not have advised the Company in writing, prior to such Closing Date, that the Registration Statement or any amendment thereof or supplement thereto, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus in fact contains an untrue statement of a material fact, or in fact omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)           Absence of Certain Events. Except as disclosed in the Time of Sale Disclosure Package, the Registration Statement, and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and (ii) there shall not have been (w) any change in the capital stock (other than a change in the number of outstanding shares of capital stock due to the issuance of shares upon the exercise of outstanding options or warrants, the conversion of convertible securities, or the issuance of shares under the Restricted Stock Unit (Free Share) Plan), (x) any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), (y) any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries (other than grants of options under existing equity incentive plans and the vesting of free shares outstanding but not vested), or (z) any Material Adverse Effect (whether or not arising in the ordinary course of business) or any material loss by strike, labor dispute, fire, flood, earthquake, explosion, accident or other calamity, whether or not covered by insurance, or from any court or governmental action, order or decree, incurred by the Company or any subsidiary, the effect of which that, in any such case described above, in your reasonable judgment, makes it impractical or inadvisable to offer or deliver the ADSs on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d)           [Reserved].

(e)           Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance letter of Jones Day, counsel for the Company, dated such Closing Date and addressed to you in form and substance reasonably satisfactory to the Representatives.

(f)            Opinion of Intellectual Property Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of Beau de Loménie and of Hanley, Flight & Zimmerman, LLC, intellectual property counsels for the Company, dated such Closing Date and addressed to you in such form reasonably satisfactory to the Representatives.

(g)           Certificate on Regulatory Affairs. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, a certificate of Sanket Shah, General Counsel for the Company, dated such Closing Date in such form reasonably satisfactory to the Representatives.

(h)           Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion and negative assurance letter from Paul Hastings LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you in such form reasonably satisfactory to the Representatives.

(i)            Opinion of Depositary’s Counsel. On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Emmet, Marvin & Martin, LLP, counsel for the Depositary, dated such Closing Date and addressed to you in such form reasonably satisfactory to the Representatives.

(j)            Corporate documents and authorisations. On each Closing Date, there shall have been furnish to you, as Representatives of the several Underwriters, an electronic copy of (i) the up-to-date bylaws (statuts), extrait K-bis and certificat de non-faillite of the Company dated less than five business days before each Closing Date and (ii) certified extracts of the minutes of the resolutions of the Company’s combined general shareholders’ meeting dated June 26, 2026 and the decisions of the Company’s board of directors (conseil d’administration) dated August 11, 2026 and August 11, 2026.

(k)            Depositary certificate (certificat du dépositaire). On each Closing Date, once it has received the funds corresponding to the purchase and sale of the Ordinary Shares, for purposes of settlement and delivery of the Ordinary Shares, the Capital Increase Bank shall have issued the depositary certificate (certificat du dépositaire) provided for by Article L. 225-146 of the French Commercial Code, relating to the capital increase of the Company resulting from the subscription of the Ordinary Shares, and shall have sent a copy thereof to the Company and you, as Representatives of the several Underwriters.

(l)             Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and relating to the Offering and on each Closing Date you, as Representatives of the several Underwriters, shall have received an accountant’s “comfort” letter of KPMG S.A., dated such date and addressed to you, in form and substance reasonably satisfactory to the Representatives.

(m)           Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i)                The representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii)                No stop order or other order suspending the effectiveness of the Registration Statement, or any ADS Registration Statement, or, in each case, any part thereof or any amendment thereof or the qualification of the ADSs or the Ordinary Shares for offering or sale nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii)              Affirms the accuracy of the matters set forth in subsection (c) of this Section 5.

(n)           Lock-Up Agreements. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(o)           Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional customary documents, certificates and evidence as you or they may have reasonably requested.

(p)           Exchange Listing. The ADSs to be delivered on such Closing Date have been approved for listing on The Nasdaq Global Market, subject to official notice of issuance, to the extent such approval is required.

(q)           Depositary’s Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date certificates of the Depositary satisfactory to the Representatives evidencing the deposit with it of the Ordinary Shares being so deposited against issuance of ADSs and ADRs evidencing the ADSs to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of ADSs and ADRs evidencing such ADSs pursuant to the Deposit Agreement.

(r)            CFO Certificate. On the date of this Agreement and on each Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6.             Indemnification and Contribution.

(a)           Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in any ADS Registration Statement or the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, any roadshow materials, or any Testing-the-Waters Communication, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above; and will reimburse each Underwriter for any legal or other expenses reasonably incurred and documented by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e).

(b)            Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its affiliates, directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any ADS Registration Statement, the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(e)), and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(c)            Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representatives, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representatives shall have the right to employ a single counsel (in addition to local counsel) to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed, effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel pursuant to this Section 6(c), such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities, as applicable or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the ADSs purchased by it hereunder exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(e)           Information Provided by the Underwriters. The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters are those set forth in the second sentence of the ninth paragraph, the information contained in the first sentence of the twelfth paragraph relating to stabilization and the first sentence of the fourteenth paragraph, under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any ADS Registration Statement, the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

7.             Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, including but not limited to the agreements of the several Underwriters and the Company contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the ADSs to and by the Underwriters hereunder and any termination of this Agreement.

8.             Substitution of Underwriters.

(a)           Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such ADSs in accordance with the terms hereof, and the amount of ADSs not purchased does not aggregate more than 10% of the total amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the ADSs that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b)           Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of ADSs agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such ADSs in accordance with the terms hereof, and the amount of ADSs not purchased aggregates more than 10% of the total amount of Securities set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such ADSs by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of ADSs agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6 hereof).

(c)           Postponement of Closing. If ADSs to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in any ADS Registration Statement, the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d)           No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9.             Termination of this Agreement.

(a)           Right to Terminate. You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving written notice to the Company as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Option Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its or their part to be performed hereunder, (ii) any condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading in the Company’s ADSs representing underlying ordinary shares of the Company shall have been suspended by the Commission or The Nasdaq Stock Market or trading in securities generally on The Nasdaq Stock Market or New York Stock Exchange shall have been suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on The Nasdaq Stock Market or New York Stock Exchange, by such Exchange or by order of the Commission or any other Governmental Authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or New York state authorities or French authorities or a material disruption shall have occurred and be continuing in commercial banking or securities settlement or clearance services in the United States or in France, or (vi) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any material adverse change in financial markets, or any other calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the ADSs. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii) and Section 6 hereof shall at all times be effective and shall survive such termination.

(b)           Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

10.           Default by the Company

(a)            Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of ADSs which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii) and Section 6 hereof, any non-defaulting party.

(b)           No Relief from Liability. No action taken pursuant to this Section shall relieve the Company so defaulting from liability, if any, in respect of such default.

11.           Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed via overnight delivery service or hand delivered via courier to the Representatives, c/o TD Securities (USA) LLC, 1 Vanderbilt Avenue, New York, New York 10017, Attention: Head of Equity Capital Markets, with a copy to CIBLegal@tdsecurities.com; Mizuho Securities USA LLC, 1271 Avenue of the Americas, New York, New York 10020 and with copies to Paul Hastings LLP, the MetLife Building, 200 Park Avenue, New York, New York 10166, Attention: Siavosh Salimi and William A. Magioncalda; if to the Company, shall be mailed or delivered to it at 5321 Industrial Oaks Blvd, Suite 110, Austin, Texas 78735, Attention: General Counsel, with copies to Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303, Attention: Jeremy Cleveland and Thomas L. Short. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the ADSs from any of the several Underwriters.

13.           Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the ADSs and that no fiduciary, advisory or agency relationship between the Company and the Representatives has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or is advising the Company on other matters, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate; (b) the price and other terms of the ADSs set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.           Partial Unenforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

15.           Recognition of the U.S. Special Resolution Regimes.

(a)           In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)           In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)           As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.           Governing Law; Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.           Submission to Jurisdiction, Etc. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company irrevocably designates and appoints EDAP Technomed Inc., 5321 Industrial Oaks Blvd., Suite 110, Austin, TX 78735, as its authorized agent in the United States upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent be certified or registered mail, or by personal delivery by Federal Express, to such authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Agreement.

18.           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg,” and including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.           General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 6, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 6 hereof fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, each free writing prospectus and the Prospectus (and any amendments and supplements to the foregoing), as contemplated by the Act and the Exchange Act.

[Signature Pages Follow]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

EDAP TMS S.A.

By	/s/ Ryan Rhodes
Name: Ryan Rhodes
Title: Chief Executive Officer

Confirmed as of the date first

above mentioned, on behalf of

themselves and the other several

Underwriters named in Schedule I

hereto.

TD SECURITIES (USA) LLC

By	/s/ Peter Callas
Name: Peter Callas
Title: Managing Director

MIZUHO SECURITIES USA LLC

By	/s/ Stephen Roney
Name: Stephen Roney
Title: Managing Director

SCHEDULE I

Underwriter	Number of Firm Securities (1)
TD Securities (USA) LLC	4,633,750
Mizuho Securities USA LLC	2,527,500
H.C. Wainwright & Co., LLC	631,875
Lucid Capital Markets, LLC	631,875

Total	8,425,000

(1) The Underwriters may purchase up to an additional 1,263,750 Option Securities, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE II

Certain Permitted Free Writing Prospectuses

None.

SCHEDULE III

Pricing Information

Number of ADSs Being Offered as Firm Securities: 8,425,000

Purchase Price: $4.75

Underwriting Discounts and Commissions Per ADS: $0.285

SCHEDULE IV

List of Individuals and Entities Executing Lock-Up Agreements

Executive Officers

Ryan Rhodes

Kenneth S. Mobeck

François Dietsch

Steven Annen

Sanket Shah

Non-Employee Directors

Lance Willsey

Fran Schulz

Joshua H. Levine

David Horn

SCHEDULE V

Written Testing-the-Waters Communications

None.

EXHIBIT A

Form of Lock-Up Agreement

August  , 2026

TD Securities (USA) LLC

Mizuho Securities USA LLC

As representatives of the underwriters named

in Schedule I to the Underwriting Agreement

referred to below

c/o TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, New York 10017

c/o Mizuho Securities USA LLC

1271 Avenue of the Americas

New York, New York 10020

Ladies and Gentlemen:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) by and between the Company and TD Securities (USA) LLC and Mizuho Securities USA LLC (together, the “Representatives”) providing for a public offering (the “Offering”) of American Depositary Shares (the “ADSs”), representing ordinary shares, nominal value €0.13 per share (the “Ordinary Shares”) of EDAP TMS S.A. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of the Representatives during the period commencing on the date of this Lock-Up Agreement (this “Agreement”) and through and including the date that is 90 days after the date of the final prospectus filed with the Securities and Exchange Commission in connection with the Offering (the “Lock-Up Period”), the undersigned will not: (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any ADSs, Ordinary Shares, any securities that are substantially similar to the ADSs or Ordinary Shares, or any securities convertible into, exercisable or exchangeable for or that represent the right to receive ADSs or Ordinary Shares (including without limitation, ADSs or Ordinary Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of ADSs, Ordinary Shares or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any ADSs, Ordinary Shares, any securities that are substantially similar to the ADSs or Ordinary Shares or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Undersigned’s Securities.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift or gifts, (ii) to an immediate family member of the undersigned or to any trust or other entity established for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of ADSs, Ordinary Shares or any security convertible into or exercisable for ADSs to limited partners, limited liability company members, stockholders or other equity holders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession, (vi) transfers required by operation of law, including pursuant to a qualified domestic relations order, or in connection with a divorce settlement or other order of a court or administrative or regulatory agency, or (vii) transfers to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing clauses (i) through (vi) above; provided, in the case of clauses (i)-(v) and (vii), that (A) such transfer shall not involve a disposition for value, (B) the transferee agrees in writing with the Representatives to be bound by the terms of this Agreement, and (C) no filing by any party under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be made voluntarily, and no other public announcement shall be required or made voluntarily in connection with such transfer, except for transfers pursuant to clause (i), for which any required filing under the Exchange Act shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in such clause. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise or settlement (including “net” or “cashless” settlement) of stock options and the settlement of free shares upon vesting, in each case granted pursuant to the Company’s equity incentive plans; provided that this Agreement shall apply to any of the Undersigned’s Securities issued to the undersigned upon such exercise or settlement and, provided further that any filing under the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause and (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1) under the Exchange Act; provided that (A) such Plan does not provide for any transfers of the Undersigned’s Securities during the Lock-Up Period, (B) no public disclosure or filing shall be voluntarily made during the Lock-Up Period and (C) to the extent a public announcement or filing under the Exchange Act, if any, is required by or on behalf of the undersigned or the Company regarding the establishment of such Plan, such announcement or filing shall include a statement to the effect that no transfer of the Undersigned’s Securities may be made under such Plan during the Lock-Up Period.

2

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities or ADSs held by the undersigned’s immediate family, if any, except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby further authorized to decline to make any transfer of ADSs or Ordinary Shares (or any security convertible into or exercisable or exchangeable for ADSs or Ordinary Shares) if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that it: (i) has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary to ensure the validity or enforcement of this Agreement, and (ii) now has, and except as contemplated by this Agreement, for the duration of the Lock-Up Period will have, good and marketable title to the Undersigned’s Securities, free and clear of all liens, encumbrances, and claims whatsoever. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Representatives that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, or (iii) the Offering is not completed by August 31, 2026.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice, nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the ADSs or Ordinary Shares and the undersigned has consulted his/her/its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Representatives may be required or choose to provide certain Regulation Best Interest and Form CRS disclosures to the undersigned in connection with the Offering, the Representatives and the other Underwriters are not making a recommendation to the undersigned to enter into this Agreement, participate in the Offering, or sell any ADSs or Ordinary Shares at the price determined in the Offering, and nothing set forth in such disclosures is intended to suggest that either Representative or any other Underwriter is making such a recommendation.

3

This Agreement may be signed and delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any signature so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

4

Very truly yours,

Printed Name of Holder

By:
Signature

Printed Name of Person Signing
(and indicate capacity of person
signing if signing as custodian,
trustee, or on behalf of an entity)